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                           Consent of Independent Auditors


     We consent to the reference to our firm under the captions "Financial Highlights," "Management and Administration of the Trust-Independent Auditor" and "Shareholder Communications" and to the use of our report dated December 19, 1995 in the Registration Statement (Form N-1A) and its corporation by reference in the related Prospectus of American AAdvantage Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

     Dallas, Texas
     October 11, 1996
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